Exhibit 10.1

COMPENSATION PLAN FOR MEMBERS OF
THE BOARD OF DIRECTORS OF
AURASOURCE, INC.
a Nevada corporation

Following is the compensation plan for the Board of Directors of AuraSource, Inc. (the “Company”):

A)      Current board members – Current members of the Company’s Board of Directors earn the following compensation:

a.       Outside Board Members will receive cash compensation of $500 for every meeting attended in person and $250 for every meeting attended telephonically.

b.       Option grants:  20,000 stock options on the first business day of each fiscal year, at closing market price on the day of grant, vesting 25% at the end of each fiscal quarter.

B)      New members - One-time stock grant of 100,000 shares of the Company’s Common Stock on the date of appointment vesting upon the date of appointment.

C)      Should any grant of stock options to members of the Board of Directors occur on a day when the stock market is closed, then the option price shall be the previous closing market price.